                                                       Law Offices
                                               Greer, Herz & Adams, L.L.P.

                                        a registered limited liability partnership
                                           including professional corporations

                                                     One Moody Plaza
                                                  Galveston, Texas 77550

                                                 Galveston (409) 765-5525
                                                  Houston (713) 480-5278
                                                Telecopier (409) 766-6424

                                                     December 2, 2008

Securities and Exchange Commission
450 Fifth Street, N.W.
Judicial Plaza
Washington, D.C.  20549

         RE:      American National Variable Life Separate Account ("Separate  Account")  Post-Effective  Amendment No. 12
                  to Form N-6; File No. 333-53122; Opinion and Consent of Counsel

Gentlemen:

         We are counsel to American  National  Insurance  Company  ("ANICO"),  the depositor of the Separate  Account.  As such, we participated  in the formation of the Separate  Account and the  registration  of such Separate  Account with the
Securities and Exchange Commission.  Accordingly, we are familiar with the corporate records,  certificates,  and consents of officers of ANICO as we have deemed necessary or appropriate for the purpose of this opinion.

         Based upon the  foregoing,  and our  consideration  of such other matters of fact and questions of law as we have deemed necessary and proper in the circumstances, we are of the opinion that:

         1.       ANICO is a duly  organized  and existing  corporation  under the laws of the State of Texas and that its principal business is to be an insurer.

         2.       The Separate  Account is a duly organized and existing  separate  account of ANICO under the laws of the
State of Texas and is registered as a unit investment trust under the Investment Company Act of 1940.

         3.       The Variable Life Contracts  registered by this Registration  Statement under the Securities Act of 1933 and the  Investment  Company Act of 1940 (File No.  333-53122)  will,  upon issuance  thereof,  be validly  authorized and issued.

         We hereby  consent  to the use of our  opinion  of counsel  in the  Post-Effective  Amendment  No. 12 to Form N-6
Registration  Statement  (File  No.  333-53122)  filed on  behalf of the  Separate  Account.  We  further  consent  to the statements  made regarding us and to the use of our name under the caption "Legal  Matters" in the statement of additional information constituting a part of such Post-Effective Amendment No. 12 to such Registration Statement.

                                                              Yours very truly,

                                                              GREER, HERZ & ADAMS, L.L.P.

                                                              Gregory S. Garrison